EXHIBIT 99.1

SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheets and statements of income as of December 31, 2015, have been prepared to reflect the merger of Nicolet and Baylake after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. In the merger, Baylake common shareholders received consideration of 4,344,243 shares of Nicolet common stock for an estimated aggregate value of approximately $163 million (based on $37.58 per share, which represents the volume-weighted average price based on the trading days of March 30, 2016 through April 26, 2016).

The merger has been accounted for as a purchase transaction. Under the purchase method of accounting, Nicolet has recorded the assets and liabilities of the acquired entities at their fair values on the closing date of the merger. The pro forma condensed consolidated balance sheet has been prepared assuming the transaction was consummated on December 31, 2015. The pro forma condensed consolidated statements of income have been prepared assuming the transaction was consummated on January 1, 2015.

The selected unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not indicate either the operating results that would have occurred had the merger been consummated before December 31, 2015, or at January 1, 2015, as the case may be, or future results of operations or financial condition. The selected unaudited pro forma condensed financial information is based upon assumptions and adjustments that Nicolet believes are reasonable. Only such adjustments as have been noted in the accompanying footnotes have been applied in order to give effect to the proposed transaction described in this joint proxy statement-prospectus. Such assumptions and adjustments are subject to change as future events materialize and fair value estimates are refined.

The selected unaudited pro forma condensed consolidated financial statement should be read in conjunction with the companies’ historical financial statements and related notes which can be found in their respective December 31, 2015 Form 10-K filings.

NICOLET BANKSHARES, INC. AND SUBSIDIARIES

COMBINED WITH BAYLAKE CORP. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

AS OF DECEMBER 31, 2015

(In Thousands, Except Per Share Data)

	Baylake (Historical)	Nicolet (Historical)	Pro Forma Adjustments		Pro Forma Combined

Cash and due from banks	$71,791	$83,619	$(3,872	)(1)	$151,538
Investment securities	198,095	184,147	(943	)(4,15)	381,299
Loans, net	740,257	871,434	(19,390	)(5)	1,592,301
Premises and equipment, net	20,102	29,613	(3,978	)(6)	45,737
Other real estate owned	3,710	-	(1,886	)(7)	1,824
Goodwill	8,359	762	61,710	(8,14)	70,831
Core deposit intangible	1,366	3,031	15,893	(8,9)	20,290
Other assets	50,237	41,833	5,120	(10,15)	97,190
Total Assets	$1,093,917	$1,214,439	$52,654		$2,361,010

Total deposits	$866,195	$1,056,417	$328	(11)	$1,922,940
Other borrowings & debt	85,722	15,412	1,366	(11)	102,500
Holding company debt	20,100	24,376	(4,750	)(12)	39,726
Other liabilities	7,551	8,547	5,880	(2,3,14)	21,978
Total Liabilities	979,568	1,104,752	2,824		2,087,144
Preferred equity	-	12,200	-		12,200
Common equity	114,349	97,301	49,830	(1,3,13)	261,480
Total Equity	114,349	109,501	49,830		273,680
Noncontrolling interest	-	186	-		186
Total Liabilities, Equity & Noncontrolling Interest	$1,093,917	$1,214,439	$52,654		$2,361,010
Outstanding shares	9,620	4,154	4,344	(14)	8,498

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(1)	Baylake special cash dividend paid to common shareholders of record as provided for in the merger agreement prior to the merger of Nicolet and Baylake, representing a reduction to Baylake equity and a cash outlay of $3,872 (i.e. $0.40 per share on outstanding common shares).
(2)	Recording of additional liability of $5,880 net of taxes for estimated merger expenses incurred by Baylake for the merger, including investment banker fees, severance pay and change of control contracts, accelerated vesting on certain equity awards, legal costs, contract terminations, and other related expenses, which also negatively impacts equity.
(3)	Total equity impact of Baylake’s pre-merger expenses of $5,880 net of tax and special dividend of $3,872 resulting in net equity adjustment of $9,752.
(4)	Adjustment to mark Baylake’s investments up to fair value, by $839.
(5)	Adjustments to eliminate Baylake’s allowance for loan loss of $5,745 and existing credit/interest rate marks of $470, and mark Baylake’s loans down to estimated fair value, by ($25,605), which includes a credit and an interest rate component.
(6)	Adjustment to mark Baylake’s fixed assets down to fair value, by ($3,978).
(7)	Adjustment to mark Baylake’s other real estate owned down to fair value, by ($1,886).
(8)	Eliminate existing Baylake goodwill of ($8,359). Eliminate existing Baylake core deposit intangible of ($1,366).
(9)	Record estimate of new core deposit intangible of $17,259 based on total non-maturing deposits at a 2.6% premium.
(10)	Adjustments to mark acquired assets up (or down) to estimated fair values at December 31, 2015 (a) investment in processing company by $1,100 (b) deferred tax adjustments related to all marks noted in footnotes 8 - 11, 14, 15 and 16 at a 35% tax rate, plus additional tax adjustment for life insurance redemption of $4,280, and (c) expenses related to the transaction of ($260).
(11)	Adjustment to eliminate Baylake’s market rate on deposits of ($212) and to reflect current market rate of interest on deposits of $540 and mark on Baylake’s Federal Home Loan Bank advances to fair value by $1,366.

(12)	Adjustment to mark Baylake’s junior subordinated debentures (trust preferred securities) to estimated fair value by ($4,750).
(13)	Fair value adjustments, net of tax, for assets purchased of $52,654 and liabilities assumed of $2,824 resulting in a net equity impact of $49,830 at December 31, 2015.
(14)	Issuance of 4,344 shares of Nicolet common stock at a volume weighted average price of $37.58 based on the trading days of March 30 - April 26, 2016, inclusive, for total common stock consideration of $163,257, (with expenses related to the transaction of ($260) and equity awards of $1,182, net of tax, for total consideration of $164,179 paid for net assets purchased of $93,348 resulting in goodwill of $70,831.
(15)	Nicolet write off of its investment holding of 122 shares of Baylake common stock (carried at the Baylake market price of $14.61 on December 31, 2015) for a reduction to investments of ($1,782), an increase of $624 to the deferred tax liability and a $1,158 net equity reduction.
(16)	Issuance of 4,344 shares of Nicolet common stock based on exchange ratio of 0.4517 times shares of Baylake common stock subject to exchange (i.e. common shares outstanding, plus common shares for Baylake restricted stock units immediately vesting, less shares of Baylake common stock held by Nicolet pre-merger and not subject to conversion).

NICOLET BANKSHARES, INC. AND SUBSIDIARIES

COMBINED WITH BAYLAKE CORP. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In Thousands, Except Per Share Data)

	Year Ended December 31, 2015
	Baylake	Nicolet	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

Interest income	$35,275	$48,597	$3,229	(8)	$87,101
Interest expense	2,635	7,213	(631	)(2,4)	9,217
Net interest income	32,640	41,384	3,860		77,884
Provision for loan loss	200	1,800	-	(5)	2,000
Net interest income after provision for loan losses	32,440	39,584	3,860		75,884
Other income	9,696	17,708	-		27,404
Other expense	30,410	39,648	2,166	(1,3)	72,224
Income before income taxes	11,726	17,644	1,694		31,064
Income taxes	3,709	6,089			9,798
Income from continuing operations	8,017	11,555			21,266	(7)
Less net income from noncontrolling interest	-	127			127
Less preferred stock dividends	-	212			212
Net income available to common shareholders	$8,017	$11,216			$20,927
Effective tax rate	31.6%	34.5%			35.0%
Weighted average number of common shares outstanding
Basic	9,303	4,004	4,344	(6)	8,348
Diluted	9,435	4,362	4,432	(6)	8,794
Net income per common share from continuing operations
Basic	$0.86	$2.80			$2.51
Diluted	$0.85	$2.57			$2.38

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(1)	Depreciation expense resulting from premises pro forma adjustment using straight-line over 25-year estimated useful life.
(2)	Fair value adjustment on FHLB advances assuming straight-line over 3-year weighted average life and fair value adjustment for interest rate on deposits straight-line over 18-months.
(3)	Amortization of core deposit intangible resulting from the fair value pro forma adjustment amortized over 10 years using sum-of-years-digits.
(4)	Fair value adjustment on junior subordinated debenture (trust preferred securities) using straight line amortization over 30 years.
(5)	No adjustment for the provision for loan loss is reflected in the pro forma statement of income.
(6)	Baylake common stock was exchanged in the merger at a ratio of 0.4517 shares of Nicolet common stock for each share of Baylake common stock. Basic shares represent those issued in the transaction as of January 1, 2015. Diluted shares give effect to the estimated Baylake equity awards outstanding at December 31, 2015 times the exchange ratio of 0.4517.
(7)	The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Baylake as a result of restructuring activities and other cost savings initiatives. In addition, the pro forma financial information does not reflect anticipated restructuring charges associated with the transaction or these cost savings.
(8)	Accretion of the portion of the fair value adjustment accretable into earnings. For purposes of the pro forma impact, the net discount accretion was estimated using a period of 4 years.